Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tidelands Bancshares, Inc.

We consent to incorporation by reference in this Registration Statement No. 333-121716 on Form S-8 of Tidelands Bancshares Inc. of our report dated March 21, 2016, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Tidelands Bancshares, Inc., for the year ended December 31, 2015.

/s/ Elliott Davis Decosio, LLC

Columbia, South Carolina

March 21, 2016